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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


         This Agreement is made this 1st day of October, 1997, between Service Experts, Inc., a Delaware corporation (the "Company"), and Ronald L. Smith ("Employee").


                              W I T N E S S E T H:


         WHEREAS, the Company, which maintains its principal executive offices at 111 Westwood Place, Suite 420, Brentwood, Tennessee 37027, owns and operates heating, ventilating and air conditioning ("HVAC") service and replacement businesses under the name "Service Experts(R)";

         WHEREAS, the Company desires to employ Employee and Employee desires to accept such employment by the Company subject to the terms and conditions contained herein; and

         WHEREAS, in serving as an employee of the Company, Employee will participate in the use and development of confidential proprietary information about the Company, its customers and suppliers, and the methods used by the Company and its employees in competition with other companies, as to which the Company desires to protect fully its rights;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Employment. The Company hereby employs Employee and Employee accepts such employment with the Company, subject to the terms and conditions set forth herein. Employee shall be employed as Chief Operating Officer of the Company, shall perform all duties and services incident to such position, and such other duties and services as may be assigned or delegated to him by the Board of Directors of the Company from time to time; provided, however, that without Employee's consent, the duties and services of Employee hereunder shall not be materially increased or altered in a manner inconsistent with Employee's position and original duties hereunder. During his employment hereunder, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company. Employee also shall be primarily responsible for the Company's wholly-owned subsidiary, Venture International, Ltd., a Delaware corporation d/b/a Ron Smith & Associates ("RSA"). From the date hereof until December 31, 1997, Employee shall devote such time as necessary in the management of RSA to effectuate the transition of a new chief executive officer. Such chief executive officer will report directly to Employee.

         2. Compensation. As compensation for services rendered by Employee hereunder, Employee shall receive:

                  (a) An annual salary as set forth on Appendix I hereto, or such higher salary as shall be established by the Compensation Committee of the Board of Directors of the Company, which salary shall be payable in arrears in equal monthly installments, plus insurance and other benefits equivalent to the benefits provided other executive employees of the Company;

                  (b) Compensated vacation time, equivalent to vacation time provided to other executive officers of the Company, to be taken at any time during each year of the term of this Agreement;

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                  (c) Bonus compensation to be calculated based upon an assumed base salary of $250,000 and determined in the sole discretion of the Compensation Committee; and

                  (d) Reimbursement for all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that Employee submits verification of such expenses in accordance with the policies of the Company.

         Prior to the end of each fiscal year during the term of this Agreement, the Compensation Committee shall review with Employee his compensation hereunder. Any increases in salary or changes in fringe benefits agreed upon by Employee and the Compensation Committee at such annual review shall become effective the following month unless otherwise agreed to by the Company and Employee.

         3.  Confidential Information and Trade Secrets.

         3.1 Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information (as hereinafter defined).

         3.2 For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of the Company. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's business plan, business prospects, customer lists, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (i) received by Employee from a third party with no restriction on disclosure, or (ii) required to be disclosed by any applicable law.

         3.3 Except as required to perform Employee's duties hereunder, Employee will not use or disclose any Trade Secrets or Confidential Information of the Company during employment, at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Agreement.

         3.4 Upon the request of the Company and, in any event, upon the termination of employment hereunder, Employee will surrender to the Company all memoranda, notes, records, manuals or other documents pertaining to the Company's business or Employee's employment (including all copies thereof). Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information of the Company. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

         4.  Covenant Not to Compete.

         4.1 Employee hereby covenants and agrees with the Company that during the term hereof and for a period expiring two years after the termination or expiration of this Agreement, Employee will not directly or indirectly (i) operate, develop or own any interest other than the ownership of less than five percent (5%) of the equity securities of a publicly

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traded company, in any business which has significant (viewed in relation to the business of the Company) activities relating to the ownership, management or operation of, or consultation regarding an HVAC service and replacement company (an "HVAC Business"); (ii) compete with the Company or its subsidiaries and affiliates in the operation or development of any HVAC Business within fifty
(50) miles of any HVAC Business owned by the Company; (iii) be employed by or consult with any business which owns, manages or operates an HVAC Business within fifty (50) miles of any HVAC Business owned by the Company; (iv) interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company, or its subsidiaries or affiliates, and any customer, client, supplier or employee of the Company, or its subsidiaries or affiliates; or (v) solicit any past, present or prospective management employee (including all corporate officers and managers, all regional managers and all general managers) of the Company, or its subsidiaries or affiliates, to leave their employment with the Company or its subsidiaries or affiliates, or hire any such employee to work in any capacity; provided, however, that this provision shall not apply if Employee's employment hereunder is terminated without cause prior to the expiration of the Agreement.

         4.2 If a judicial determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 4 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the territory or prohibited business activity from the coverage of this Section 4 and to apply the provisions of this
Section 4 to the remaining portion of the territory or the remaining business activities not so severed by such judicial authority. Moreover, notwithstanding the fact that any provisions of this Section 4 are determined not to be specifically enforceable, the Company shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by Employee. The time period during which the prohibitions set forth in this Section 4 shall apply shall be tolled and suspended as to Employee for a period equal to the aggregate quantity of time during which Employee violates such prohibitions in any respect.

         5. Specific Enforcement. Employee specifically acknowledges and agrees that the restrictions set forth in Sections 3 and 4 hereof are reasonable and necessary to protect the legitimate interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Sections 3 or 4 hereof will result in irreparable injury to the Company, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages.

         6. Term. This Agreement shall be effective on October 1, 1997 and continue for an initial period of three (3) years from such date, unless sooner terminated by either party in the manner set forth herein. The date upon which this Agreement and Employee's employment hereunder shall terminate, whether pursuant to the terms of this Section or pursuant to any other provision of this Agreement shall hereafter be referred to as the "Termination Date."

         7. Termination Upon Cessation of Company's Operations or Death of the Employee. In the event the Company ceases its operations or the Employee dies during the term of this Agreement, this Agreement shall immediately terminate and neither the Employee nor the Company shall have any further obligations hereunder, except that (a)

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the Company shall continue to be obligated under Section 2(a) hereof for any unpaid salary, bonus, unreimbursed expenses or payments pursuant to Section 10 hereof owed to Employee or his estate that have accrued but not been paid as of the Termination Date and (b) in the event of death of the Employee during the term of this Agreement, the Company shall pay to Employee's estate an amount equal to three months salary.

         8. Termination by Employee. Employee may at any time terminate his employment by giving the Company ninety (90) days prior written notice of his intent to terminate the Agreement. At the Termination Date, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder, except as set forth in Sections 3 and 4 above, and except for the Company's obligation under Section 2(a) hereof for unpaid salary, bonus or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

         9. Termination for Cause. The Company shall have the right at any time to terminate Employee's employment immediately for cause, which shall include any of the following reasons:

                  (a) If Employee shall violate the provisions of Sections 3 or 4 of this Agreement, or shall fail to comply with any other material term or condition of this Agreement which materially and adversely affects the business or affairs of the Company; or

                  (b) If Employee shall commit (i) a felony or (ii) an act of dishonesty, willful mismanagement, fraud or embezzlement against the Company.

Employee's obligations under Sections 3 and 4 hereof shall survive the termination of the Agreement pursuant to this Section 9. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to make any payments to Employee hereunder except for unpaid salary, bonus or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

         10. Termination Without Cause. In the event that Company breaches this Agreement or Employee is terminated without cause during the term hereof (which shall not include a termination pursuant to Sections 7, 8, 9, 11 or 12), the Company shall (a) pay Employee all bonuses and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date;
(b) continue to pay to Employee his salary set forth in Section 2(a) hereof for the greater of two (2) years or the remaining term of this Agreement; and (c) continue to provide the insurance and other benefits of Section 2(a) hereof for the greater of two (2) years or the remaining term of this Agreement. The Company's obligations pursuant to this Section 10 shall terminate immediately if Employee obtains employment which would have been in violation of Section 4 hereof, as determined in good faith by the Board of Directors. If Employee is terminated without cause, the provisions of Section 4 will be void and of no effect. In addition to the severance payment payable under this Section 10, Employee shall be paid an amount equal to two (2) times the average annual bonus earned by Employee in the two (2) years immediately preceding the date of termination. Employee shall also be entitled to an accelerated vesting of any awards granted to Employee under the Company's 1996 Incentive Stock Plan.

         11.  Termination Upon a Change in Control.

         11.1 For purposes of this Agreement, a "Change in Control" shall mean
(a) the time that the Company first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of


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1934, as amended (the "Exchange Act")), have acquired within any twelve (12)
month period (i) direct or indirect beneficial ownership (within the meaning of Section 13(d)(3) under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding securities or (ii) assets of the Company having a fair market value in excess of one-third of the Company's total assets, unless a majority of the Continuing Directors, as hereinafter defined, approves the acquisition not later than ten (10) business days after the Company makes that determination or (b) the first day on which a majority of the members of the Company's Board of Directors are not Continuing Directors.

         11.2 For purposes of this Agreement, "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on August 16, 1996, (ii) has been a member of the Board of Directors for the two years immediately preceding such date of determination or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of Continuing Directors who were members of the Board at the time of such nomination or election.

         11.3 In the event of a termination upon a Change in Control, Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans (including accelerated vesting of any awards granted to Employee under the Company's 1996 Incentive Stock Plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 11.4, but no other compensation or reimbursement of any kind.

         11.4 In addition, Employee shall be paid as severance compensation his base salary in monthly installments (at the rate payable at the time of such termination) through the remaining term of this Agreement and any extensions hereof; provided, however, that if Employee is employed by a new employer during such period, the severance compensation payable to Employee during such period will be reduced by the amount of compensation that Employee is receiving from the new employer. Employee is under no obligation to mitigate the amount owed Employee pursuant to this Section 11.4 by seeking other employment or otherwise. Notwithstanding anything in this Section 11.4 to the contrary, Employee may in Employee's sole discretion, by delivery of a notice to the Company within thirty
(30) days following a termination upon a Change in Control, elect to receive from the Company a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to Employee pursuant to this Section 11.4. Such present value shall be determined as of the date of delivery of the notice of election by Employee and shall be based on a discount rate equal to the interest rate on 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If Employee elects to receive a lump sum severance payment, the Company shall make such payment to Employee within ten (10) days following the date on which Employee notifies the Company of Employee's election. In addition to the severance payment payable under this
Section 11.4, Employee shall be paid an amount equal to two (2) times the average annual bonus earned by Employee in the two (2) years immediately preceding the date of termination. Employee shall also be entitled to an accelerated vesting of any awards granted to Employee under the Company's 1996 Incentive Stock Plan. Employee shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans, including any perquisites provided under this Agreement, through the remaining term of this Agreement; provided, however, that the benefits under any such


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plans of the Company in which Employee is a participant, including any such perquisites, shall cease upon re-employment by a new employer.

         11.5 Notwithstanding anything else in this Agreement and solely in the event of a termination upon a Change in Control, the amount of severance compensation paid to Employee under this Section 11, but exclusive of any payments to Employee in respect of any stock options then held by Employee (or any compensation deemed to be received by Employee in connection with the exercise of any stock options at any time), shall not include any amount the Company is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code or any successor provision.

         12. Disability of Employee. If, on account of physical or mental disability, Employee shall fail or be unable to perform his assigned duties in any material respect for a period of 60 consecutive days, the Company shall pay Employee his full salary as set forth in Section 2(a) hereof and shall provide the insurance, bonus and other benefits of Section 2(a) for a period of six (6) months from the date such disability began or for such shorter period as Employee is unable to perform his duties hereunder; provided, however, that Employee's salary shall be reduced by any disability income paid to him pursuant to any disability insurance policy maintained under this Agreement. In the event Employee is unable to perform his duties hereunder after the expiration of the six-month period, this Agreement shall automatically terminate. Employee shall not be required to perform his obligations under Section 1 hereof during any period of disability.

         13.  Assignment.

                  (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 2(a) hereof, are personal to him and shall not be assignable. Discharge of Employee's undertakings in Sections 3 and 4 hereof shall be an obligation of Employee's executors, administrators, or other legal representatives or heirs.

                  (b) This Agreement may not be assigned by the Company except to an affiliate of the Company, provided, however, that if the Company shall merge or effect a share exchange with or into, or sell or otherwise transfer substantially all its assets to, another corporation, the Company shall assign its rights hereunder to that corporation and cause such corporation to assume the Company's obligations under this Agreement.

         14. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

                  (a) If to Employee, to such address furnished to SEI or at such other address as may be furnished by him to SEI in writing.

                  (b) If to the Company:  Service Experts, Inc.
                                          111 Westwood Place, Suite 420
                                          Brentwood, Tennessee  37027
                                          Attention:  Chief Executive Officer

                      With a copy to:     J. Chase Cole, Esq.
                                          Waller Lansden Dortch & Davis,
                                          A Professional Limited Liability
                                            Company
                                          2100 Nashville City Center
                                          511 Union Street
                                          Nashville, Tennessee  37219


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         or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

         15. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Tennessee.

         16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         17. Modification. No waiver of modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

         18. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.


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         IN WITNESS WHEREOF, the undersigned have executed this Employment
Agreement on the day and year first above written.



                                    SERVICE EXPERTS, INC.



                                    By /s/ Alan R. Sielbeck
                                       -------------------------------
                                           Alan R. Sielbeck
                                           Its Chief Executive Officer


                                    EMPLOYEE


                                    /s/ Ronald L. Smith
                                    ----------------------------------
                                    Ronald L. Smith


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                                   APPENDIX I

                            COMPENSATION AND BENEFITS




Annual Salary - $150,000




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